Exhibit 10.9

SOVEREIGN BANCORP, INC. 1996 STOCK OPTION PLAN

FORM OF STOCK OPTION AGREEMENT FOR

INCENTIVE STOCK OPTION

BETWEEN

SOVEREIGN BANCORP, INC.

AND

(the Optionholder)

Date of Grant:	______________

Number of Shares:	______________

Purchase Price	$_____________

Option Expires:	______________

INCENTIVE STOCK OPTION AGREEMENT

Number of shares subject to option:             shares.

     This Agreement dated                                  , between SOVEREIGN BANCORP, INC. (the “Corporation”) and                                             (the “Optionholder”),

WITNESSETH:

     1. Grant of Option.

     Pursuant to the provisions of the Sovereign Bancorp, Inc. 1996 Stock Option Plan (the “Plan”) the Corporation hereby grants to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation for cash, or for common stock of the Corporation subject to the approval of the Committee (as defined in the Plan), all or any part of an aggregate of             shares of Common Stock (without par value) of the Corporation (“Common Stock”) at the purchase price of $                        per share; such option to be exercised as hereinafter provided.

     2. Terms and Conditions.

     It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

     (a) Expiration Date. Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on                                                                    [not more than 10 years from the date of grant, except for an option granted to a 10% shareholder, which shall be limited to 5 years].

     (b) Exercise of Option. Except in the case of a “Change in Control” (as defined in the Plan), no part of this option may be exercised until the Optionholder has remained in the continuous employ of the Corporation or of a Subsidiary of the Corporation (as defined in the Plan) for a period of                        years after the date hereof.

         This option may be exercised in whole at any time, or from time to time in part, prior to the expiration date specified in Paragraph 2(a). Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised. If a Change in Control occurs, the option granted hereby shall become immediately exercisable.

     (c) Payment of Purchase Price Upon Exercise. At the time of any exercise, the purchase price of the shares as to which this option shall be exercised shall be paid in cash (or, subject to the conditions and limitations described in the Plan, by delivering shares of Common Stock of the Corporation or by delivering a combination of such Common Stock and cash equal to the price per share set forth in Paragraph 1 hereof) to the Corporation.

     (d) Exercise Upon Death, Disability or Termination of Employment.

         (1) In the event of the death of the Optionholder while an employee of the Corporation or of a Subsidiary, this option may be exercised, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, by the person or persons to whom the Optionholder’s rights under this option pass by will or applicable law, or if no such person has such right, by the estate’s executors or administrators, in whole at any time, or from time to time in part, within one year after the Optionholder’s death, but in no event later than the expiration date specified in Paragraph 2(a).

         (2) If the Optionholder’s employment with the Corporation or a Subsidiary terminates because of total and permanent disability, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, in whole at any time, or from time to time in part, within one year after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a).

         (3) If the Optionholder’s employment with the Corporation or a Subsidiary terminates because of normal or deferred retirement as defined in the Sovereign Bancorp, Inc. 401(k) Retirement Plan, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of normal or deferred retirement, in whole at any time, or from time to time in part, within three months after the date of such termination of employment, but in no event later than the expiration date specified in Paragraph 2(a).

         (4) If the Optionholder’s employment with the Corporation or a Subsidiary is voluntarily terminated by the Optionholder (other than for normal or deferred retirement as defined in the Sovereign Bancorp, Inc. 401(k) Retirement Plan), then the option will expire on the date of such termination of employment.

         (5) Except as otherwise provided in (6) below, if the Optionholder’s employment is terminated at the election of the Corporation or a Subsidiary, then the Optionholder may exercise this option, to the extent the Optionholder was entitled to do so at the date of such termination of employment, in whole at any time, or from time to time in part, within three months after the date of such termination of employment, but in no event later than the expiration date specified in Paragraph 2(a).

         (6) Notwithstanding anything herein to the contrary, if the Optionholder’s employment is terminated by the Corporation or a Subsidiary “for cause” (as such term is defined in the Plan), all rights to exercise this option shall terminate at the date of such termination of employment.

     (e) Nontransferability. This option shall not be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this option shall be exercisable only by the Optionholder.

     (f) Adjustments. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change. If any other change in the number or kind of the outstanding shares of stock of the Corporation occurs, an adjustment may be made to the number and kind of shares subject to this option and their purchase price per share in such manner as a majority of the disinterested members of the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionholder hereunder. Any adjustment so made shall be final and binding upon the Optionholder.

     (g) No Rights as Stockholder. The Optionholder shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

     (h) No Right To Continued Employment. This option shall not confer upon the Optionholder any right with respect to continuance of employment by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the Optionholder’s employment at any time.

     (i) Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     3. Investment Representation.

         The Committee appointed pursuant to Article 3 of the Plan may require the Optionholder to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

     4. Optionholder Bound by Plan.

         The Optionholder hereby acknowledges receipt of a copy of the Plan and any amendments thereto, and agrees to be bound by all the terms and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

     5. Notices.

         Any notice hereunder to the Corporation shall be addressed to it at its office, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610; Attention: Executive Compensation Manager, and any notice hereunder to Optionholder shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

         IN WITNESS WHEREOF, Sovereign Bancorp, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

SOVEREIGN BANCORP, INC.		OPTIONHOLDER

By

	(Signature)	(Signature)
Jay S. Sidhu
President and Chief Executive Officer

(Print Address)